EXHIBIT 4(f)








                  CIRCUS CIRCUS ENTERPRISES, INC., Issuer


                                    AND


                WELLS FARGO BANK (COLORADO), N.A., Trustee


                               $150,000,000


                          SUPPLEMENTAL INDENTURE

                                DATED AS OF

                             NOVEMBER 15, 1996


                      7.0% NOTES DUE NOVEMBER 15, 2036













          This Supplemental Indenture, dated as of November 15, 1996, between Circus Circus Enterprises, Inc., a Nevada corporation (hereinafter sometimes referred to as the "Company"), and Wells Fargo Bank (Colorado), N.A., a corporation organized and existing as a national banking association under the laws of the United States, as trustee (hereinafter sometimes referred to as the "Trustee").

                             WITNESSETH THAT:

          WHEREAS, the Company and the Trustee have entered into an Indenture (the "Indenture") dated as of November 15, 1996 providing for the issuance of debt securities in series; and

          WHEREAS, for its lawful corporate purposes, the Company desires to create and authorize the series of 7.0% Debentures due November 15, 2036 (hereinafter referred to as the "7.0% Debentures") in an aggregate principal amount of $150,000,000, and, to provide the terms and conditions upon which the 7.0% Debentures are to be executed, registered, authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Supplemental Indenture; and

          WHEREAS, the 7.0% Debentures and the certificates of authentication to be borne by the 7.0% Debentures are to be substantially in the following forms, respectively:

REGISTERED                                                 PRINCIPAL AMOUNT
NO. R-1                                                        $150,000,000

CUSIP NO.
172909 AH 6

                      CIRCUS CIRCUS ENTERPRISES, INC.
                              7.0% DEBENTURE
                           DUE NOVEMBER 15, 2036

     UNLESS THIS DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), 55 WATER STREET, NEW YORK, NEW YORK TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH DEBENTURE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     UNLESS AND UNTIL THIS DEBENTURE IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS DEBENTURE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

          CIRCUS CIRCUS ENTERPRISES, INC., a Nevada corporation (the "Company," which term shall include any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $150,000,000 on November 15, 2036, and to pay interest thereon at the rate of 7.0% per annum, until the entire principal amount hereof is paid or duly provided for. This Debenture is one of a duly authorized series issued by the Company designated as the "7.0% Debentures due November 15, 2036" (herein called the "Debentures").

1.   Interest.

     The Company will pay interest semiannually on May 15 and November 15 of each year ("Interest Payment Date"). Interest on the Debentures will accrue from the most recent date to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of the Debenture, or, if no interest has been paid, from November 15, 1996. Notwithstanding the foregoing, when there is no existing default in the payment of interest on the Debentures, if the date hereof is after a Record Date, as that term is defined below, and before the next succeeding Interest Payment Date, this Debenture shall bear interest from such Interest Payment Date; provided, however, that if the Company shall default in the payment of interest due on such Interest Payment Date, then this Debenture shall bear interest from the next preceding Interest Payment Date to which interest has been paid, or, if no interest has been paid on the Debentures, from November 15, 1996. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.   Method of Payment.

     The Company will pay interest on the Debentures (except defaulted interest) to the persons who are registered Holders of Debentures at the close of business on the May 1 or November 1 preceding the May 15 or November 15, as the case may be, on which the Interest Payment Date occurs ("Record Date"). Holders must surrender Debentures to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and any interest by its check payable in such money. It may mail an interest check to a holder's registered address.

3.   Paying Agent and Registrar.

     Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.   Indenture.

     The Company issued the Debentures under an Indenture dated as of November 15, 1996 and a Supplemental Indenture dated as of November 15, 1996, each between the Company and the Trustee (collectively, the "Indenture"). The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code sec. 77aaa-77bbbb) as in effect on the date of the Indenture. The Debentures are subject to all such terms and Holders are referred to the Indenture and such Act for a statement of them. Terms used herein which are defined in the Indenture shall have the respective meanings assigned to them in the Indenture.

5.   Redemption at the Option of the Company.

     The Debentures will not be redeemable at the option of the Company prior to their maturity. Notwithstanding the foregoing, each Holder and beneficial owner of a Debenture by accepting or otherwise acquiring an interest in the Debenture shall be deemed to have agreed that if the Gaming Authority of any jurisdiction in which the Company or any of its subsidiaries conducts or proposes to conduct gaming requires that a person who is a Holder or beneficial owner must be licensed, qualified or found suitable under applicable Gaming Laws, such Holder or beneficial owner shall apply for a license, qualification or a finding of suitability within the required time period. If such person fails to apply or become licensed or qualified or is found unsuitable, the Company shall have the right, at its option, (i) to require such person to dispose of its Debentures or beneficial interest therein within 30 days of receipt of notice of the Company's election or such earlier date as may be requested or prescribed by such Gaming Authority or (ii) to redeem such Debentures at a redemption price equal to the lesser of (A) such person's cost and (B) 100% of the principal amount thereof, plus accrued and unpaid interest to the earlier of the redemption date and the date of the finding of unsuitability, which may be less than 30 days following the notice of redemption if so requested or prescribed by the Gaming Authority. The Company shall notify the trustee under the Indenture in writing of any such redemption as soon as practicable. The Company shall not be responsible for any costs or expenses any such Holder or beneficial owner may incur in connection with its application for a license, qualification or a finding of suitability.

6.   Redemption at the Option of the Holders.

          This Debenture will be redeemable on November 15, 2008 (the "Redemption Date"), at the option of the Holders hereof, at 100% of its principal amount, together with interest payable to the date of redemption. Less than the entire principal amount of this Debenture may be redeemed on the Redemption Date, provided the principal amount which is to be redeemed is equal to $1,000 or an integral multiple of $1,000.

           The Company must receive at the principal office of the Paying Agent, during the period from and including the September 15 to and including the October 15 immediately preceding the Redemption Date (or, if such October 15 is not a business day, the next succeeding business day): (i) this Debenture with the form entitled "Option to Elect Repayment" attached hereto, duly completed; or (ii)(x) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or a trust company in the United States of America, setting forth the name of the registered Holder of this Debenture, the principal amount of this Debenture, the amount of this Debenture to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Debenture to be repaid, with the form entitled "Option to Elect Repayment" attached hereto, duly completed, will be received by the Company not later than five business days after the date of such telegram, telex, facsimile transmission or letter; and (y) this Debenture and the form duly completed are received by the Company by such fifth business day. Any such notice received by the Company during the period from and including such September 15 to and including such October 15 (or, if such October 15, 2008 is not a business day, the next succeeding business day) shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and the acceptance of this Debenture for repayment will be determined by the Company, whose determination will be final and binding.

7.   Denominations, Transfer, Exchange.

      The Debentures are in registered form without coupons in minimum denominations of $1,000 and in integral multiples thereof. A Holder may transfer or exchange Debentures in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

8.   Persons Deemed Owners.

     The Holder of a Debenture may be treated as the owner of it for all purposes.

9.   Unclaimed Money.

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment unless an abandoned property law designates another person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10.  Discharge Prior to Maturity.

     Subject to certain conditions, if the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay principal of and accrued interest on the Debentures to maturity, the Company will be discharged (to the extent provided in the Indenture) from the Indenture and the Debentures.

11.  Amendment, Supplement, Waiver.

     Subject to certain exceptions requiring the consent of the Holders of each of the affected Debentures, the Indenture or the Debentures may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Debentures then outstanding affected by such amendment, supplement or waiver, and any past default or compliance with any provision as to the Debentures may be waived with the consent of the Holders of a majority in principal amount of the Debentures then outstanding. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Debentures to, among other things, cure any ambiguity, defect or inconsistency or to provide that the obligations of the Company hereunder may be represented solely in the records of the Company in addition to or in place of the issue of Debentures or to make any change that does not materially adversely affect the rights of any Holder.

12.  Restrictive Covenants.

     The Debentures are general unsecured obligations of the Company limited to the aggregate principal amount of $150,000,000. The Indenture does not limit the Company from incurring unsecured Indebtedness other than the aggregate principal amount of indebtedness to be issued pursuant to the Supplemental Indenture. It does limit the ability of the Company and its subsidiaries to grant certain security interests in their property without equally and ratably securing the Debentures and to engage in certain sale and leaseback transactions, subject to certain important exceptions described therein. Once a year the Company must report to the Trustee with respect to its compliance with such limitations.

13.  Successor Corporation.

     When a successor corporation assumes all the obligations of its predecessor under the Debentures and the Indenture, the predecessor corporation will be released from those obligations.

14.  Defaults and Remedies.

     An Event of Default is: default for 30 days in payment of interest on any of the Debentures; default in payment of principal of any of the Debentures due and payable at maturity or otherwise; failure by the Company for 30 days after notice to it to comply with any of its other agreements in the Indenture or in the Debentures; or the happening of an event of default under other Indebtedness of the Company entitling the holders thereof to declare at least $10,000,000 aggregate principal amount thereof due and payable, unless cured or waived in accordance with the provisions of the applicable instrument, or discharged within 30 days after notice to the Company by the Trustee or to the Company and the Trustee by Holders of not less than 25% in aggregate principal amount of the Debentures then outstanding or unless the Company by appropriate proceedings is in good faith contesting such happening; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the Debentures then outstanding may declare all the Debentures to be due and payable immediately in accordance with Section 6.02 of the Indenture. Holders may not enforce the Indenture or the Debentures except as provided in the Indenture. The Trustee may require security and indemnity satisfactory to it before it enforces the Indenture or the Debentures. Subject to certain limitations, Holders of a majority in principal amount of the Debentures then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests.

15.  Trustee Dealings with Company.

     Wells Fargo Bank (Colorado), N.A., the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its subsidiaries or Affiliates, and may otherwise deal with the Company or its subsidiaries or Affiliates, as if it were not Trustee.

16.  No Recourse Against Others.

     A past, present or future director, officer, employee, stockholder or incorporator, as such, of the Company or successor corporation shall not have any liability for any obligations of the Company under the Debentures or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Debentures.

17.  Authentication.

     This Debenture shall not be valid until the Trustee signs the certificate of authentication at the end of this Debenture.

18.  Copies of the Indenture.

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                    Circus Circus Enterprises, Inc.
                    2880 Las Vegas Boulevard South
                    Las Vegas, Nevada 89109
                    Attention:  General Counsel


19.  Abbreviations and Defined Terms.

     Customary abbreviations may be used in the name of a Holder of a Debenture or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties, ) JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20.  CUSIP Numbers.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Debentures as a convenience to the Holders of the Debentures. No representation is made as to the accuracy of such numbers as printed on the Debentures and reliance may be placed only on the other identification numbers printed hereon.

                        [Signature Page To Follow]

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal this 26th day of November, 1996.



                    By:
                      Name:
                      Title:



                    By:
                    Name:
                    Title:

(SEAL)








TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

          This is one of the Debentures of the series designated
"7.0% Debentures due November 15, 2036," pursuant to the
Indenture.


Wells Fargo Bank (Colorado), N. A., as Trustee


By:
     Authorized Signatory


                              ASSIGNMENT FORM

                FOR VALUE RECEIVED, the undersigned hereby
                      sells, assigns and transfers to

PLEASE INSERT SOCIAL
SECURITY OR OTHER IDENTIFYING
NUMBER OF ASSIGNEE


 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
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 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                (Please Print or Typewrite Name and Address
                      including Zip Code of Assignee)


 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
the within Debenture of __________________________________ and
______________ hereby does irrevocably constitute and appoint
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Attorney to transfer said Debenture on the books of the within-named Company with full power of substitution in the premises.

Dated: . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
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 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Debenture in every particular, without alteration or enlargement or any change whatever.


Signature Guaranteed:



                           Authorized Signature

Signature guarantee should be
made by a guarantor
institution participating in
the Securities Transfer
Agents Medallion Program or
in such guarantee program
acceptable to the Trustee.


                         OPTION TO ELECT REPAYMENT

          The undersigned hereby irrevocably requests and instructs the Company to repay the Debenture (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the repayment date, to the undersigned, at


          (Name, Address and Tax I.D. Number of the undersigned).


          For the Debenture to be repaid, the Company must receive at the office of the Paying Agent, during the period from and including the September 15 to and including the October 15 immediately preceding the Redemption Date (or, if such October 15 is not a business day, the next succeeding business day): (i) the Debenture with this "Option to Elect Repayment" form duly completed or (ii)(x) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or trust company in the United States of America, setting forth the name of the registered holder of the Debenture, the principal amount of the Debenture, the amount of the Debenture to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Debenture, with this "Option to Elect Repayment" form duly completed, will be received by the Company not later than five business days after the date of such telegram, telex, facsimile transmission or letter; and (y) the Debenture and the form duly completed are received by the Company by such fifth business day.

          If less than the entire principal amount of the Debenture is to be repaid, specify the portion thereof (which shall be $1,000 or an integral multiple of $1,000) which the Holder elects to have repaid: $_________________. One Debenture will be issued for the portion not being repaid.



Date                                    Signature

NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any other change whatsoever.


                             ----------------

          AND WHEREAS, all acts and things necessary to make the 7.0% Debentures of this series, when executed by the Company and authenticated and delivered by or on behalf of the Trustee as in this Supplemental Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid indenture and agreement according to its terms, have been done and performed;

          NOW, THEREFORE, in order to declare the terms and conditions upon which the 7.0% Debentures of this series are executed, registered, authenticated, issued and delivered, and in consideration of the premises, of the purchase and acceptance of such 7.0% Debentures by the holders thereof and of the sum of one dollar to it duly paid by the Trustee at the execution of these presents, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective holders from time to time of such 7.0% Debentures, as follows:

                                 ARTICLE I

          DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     (a)  Capitalized Terms.

          Capitalized terms used herein and not otherwise defined herein are used with the respective meanings ascribed to such terms in the Indenture.

     (b)  Effectiveness.

          This Supplemental Indenture shall become effective as of November 15, 1996, and shall bind the parties hereto, upon its execution by the parties hereto.

     (c)  Incorporation of Supplemental Indenture into Indenture.

          This Supplemental Indenture is executed by the Company and the Trustee pursuant to the provisions of Section 9.01 of the Indenture, and the terms and conditions hereof shall be deemed to be part of the Indenture for all purposes upon the effectiveness of this Supplemental Indenture. The Indenture, as amended and supplemented by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

     (d)  Effect of Headings.

          The Article and Section headings herein are for convenience only and shall not affect the construction hereof.


                                ARTICLE II

                   CREATION AND AUTHORIZATION OF SERIES

          There is hereby created and authorized the series of 7.0% Debentures entitled the "7.0% Debentures due November 15, 2036", which shall be a closed series limited to $150,000,000 aggregate principal amount (except for 7.0% Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other 7.0% Debentures of this series pursuant to Sections 3.06, 3.07, 3.09 or 11.06).

                                ARTICLE III

               SPECIAL PROVISIONS APPLICABLE TO THIS SERIES

          (a) Two officers signing the 7.0% Debentures for the Company may do so by facsimile signature. The Company's seal may be manually applied to the 7.0% Debentures.

          (b) The Supplemental Indenture and each 7.0% Debenture of this series shall be governed by and construed in accordance with the laws of the State of Nevada, except as otherwise required by mandatory provisions of law.

          (c) The 7.0% Debentures shall be issuable only in registered form without coupons and only in minimum denominations of $1,000 and in integral multiples of $1,000.

          (d) The 7.0% Debentures will be redeemable on November 15, 2008 at the option of the Holders thereof, at 100% of their principal amount, together with interest payable to the date of redemption.



                        [Signature Page To Follow]

          IN WITNESS WHEREOF, the Company and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                            SIGNATURES


                            CIRCUS CIRCUS ENTERPRISES, INC.


                            BY:    GLENN W. SCHAEFFER
                            Name:  Glenn W. Schaeffer
                            Title: President, Chief Financial
                                   Officer and Treasurer


                            WELLS FARGO BANK (COLORADO), N.A.


                            BY:    RICHARD SULLIVAN
                            Name:  Richard Sullivan
                            Title: Vice President & Trust Officer


                            BY:    KENT EICHSTADT
                            Name:  Kent Eichstadt
                            Title: Assistant Vice President